Exhibit 21.1
SUBSIDIARIES OF YUM! BRANDS, INC.
AS OF DECEMBER 31, 2018
Name of Subsidiary	State or Country of Incorporation
A.C.N. 003 190 163 Pty. Limited	Australia
A.C.N. 003 190 172 Pty. Limited	Australia
A.C.N. 003 273 854 Pty. Limited	Australia
A.C.N. 054 055 917 Pty. Ltd.	Australia
A.C.N. 054 121 416 Pty. Ltd.	Australia
A.C.N. 085 239 961 Pty. Ltd. (SA1)	Australia
A.C.N. 085 239 998 Pty. Ltd. (SA2)	Australia
A.C.N. 107 434 882 Pty Limited	Australia
A.C.N. 108 123 502 Pty Limited	Australia
ABR Insurance Company	Vermont
Ashton Fried Chicken Pty. Limited	Australia
Cyprus Caramel Restaurants Limited	Cyprus
Egg Shell Holdings LLC	Delaware
Finger Licken Good Franchising LLC	Delaware
Finger Lickin' Chicken Limited	United Kingdom
GCTB, LLC	Virginia
Gloucester Properties Pty. Ltd.	Australia
IPDEV Co., LLC	Delaware
Kentucky Fried Chicken (Germany) Restaurant Holdings GmbH	Germany
Kentucky Fried Chicken (Great Britain) Limited	United Kingdom
Kentucky Fried Chicken (Great Britain) Services Limited	United Kingdom
Kentucky Fried Chicken Canada Company	Canada
Kentucky Fried Chicken International Holdings, LLC	Delaware
Kentucky Fried Chicken Limited	United Kingdom
Kentucky Fried Chicken Pty. Ltd.	Australia
KFC (Pty) Ltd	South Africa
KFC Advertising, Ltd.	United Kingdom
KFC APAC B.V. f/k/a KFC Mexico B.V.	Netherlands
KFC Asia LLC	Delaware
KFC Asia S.à r.l. f/k/a TB Asia Holdings S.à r.l.	Luxembourg
KFC Brasil Publicidade e Propaganda Ltda	Brazil
KFC Corporation	Delaware
KFC Europe S.à r.l.	Luxembourg
KFC France SAS	France
KFC Global Holdings, Inc.	Delaware
KFC Holding Co.	Delaware
KFC Holding SAS	France
KFC Holdings B.V.	Netherlands
KFC Intermediate Holdings S.à r.l.	Luxembourg
KFC International Finance Company LLC	Delaware
KFC International Holdings I LLC	Delaware
KFC International Holdings II S.à r.l.	Luxembourg
KFC Italy S.r.l.	Italy
KFC Menapak LLC	Delaware
KFC MENAPAK S.à r.l.	Luxembourg
KFC Netherlands B.V.	Netherlands
KFC North America S.à r.l.	Luxembourg
KFC Operations S.à r.l. f/k/a Yum! Finance Holdings IV S.a.r.l	Luxembourg
KFC Pacific Holdings Ltd	Malta

KFC Pacific LLC	Delaware
KFC Real Estate B.V.	Netherlands
KFC Restaurants Asia Pte., Ltd.	Singapore
KFC Restaurants Spain S.L.	Spain
KFC Russia Holdings I S.à r.l.	Luxembourg
KFC South Africa Holdings B.V.	Netherlands
KFC THC V Ltd	Malta
KFC US, LLC	Delaware
KFC YFI Holdco S.à r.l.	Luxembourg
KFC Yum! Franchise I LP	Canada (Alberta)
KFC Yum! Franchise III	Australia
Multibranding Pty. Ltd.	Australia
National Systems, LLC	Delaware
Newcastle Fried Chicken Pty. Ltd.	Australia
Northside Fried Chicken Pty Limited	Australia
Novo BL SAS	France
Novo Re IMMO SAS	France
Pacific Bell Franchising LLC	Delaware
Pacificly Pizza Hut LLC	Delaware
PH APAC B.V. f/k/a PH Mexico B.V.	Netherlands
PH Asia Holdings S.à r.l.	Luxembourg
PH Asia LLC	Delaware
PH Canada Company	Canada
PH Canada Holdco Company	Canada
PH Digico LLC	Delaware
PH DIGITAL VENTURES UK LIMITED	United Kingdom
PH Europe LLC	Delaware
PH Europe S.à r.l.	Luxembourg
PH Global Holdings, Inc.	Delaware
PH Intermediate Holdings S.à r.l.	Luxembourg
PH International Finance Company LLC	Delaware
PH International Holdings I LLC	Delaware
PH International Holdings II S.à r.l.	Luxembourg
PH Mexico S.à r.l.	Luxembourg
PH North America S.à r.l.	Luxembourg
PH Operations S.à r.l. f/k/a Yum! Asia Holdings II S.a.r.l	Luxembourg
PH Restaurant Holdings GmbH	Germany
PH South Africa Holdings B.V.	Netherlands
PH THC V Ltd	Malta
PH YFI Holdco S.à r.l.	Luxembourg
PH Yum! Franchise I LP	Canada (Alberta)
PH Yum! Franchise III	Australia
PHDV Asia Company Limited	Vietnam
Pizza Famila Partnership	Delaware
Pizza Hut (Pty) Ltd	South Africa
Pizza Hut Connect, LLC	Delaware
Pizza Hut Delivery Germany GmbH	Germany
Pizza Hut Europe Limited	United Kingdom
Pizza Hut Gida ve Ticaret Anonim Sirketi	Turkey
Pizza Hut Guarantor, LLC	Delaware
Pizza Hut Holdings, LLC	Delaware
Pizza Hut HSR Advertising Limited	United Kingdom
Pizza Hut International, LLC	Delaware
Pizza Hut MENAPAK Counsulting FZE	U.A.E.

Pizza Hut MENAPAK S.à r.l.	Luxembourg
Pizza Hut of America, LLC	Delaware
Pizza Hut Pacific Holdings Ltd.	Malta
Pizza Hut Restaurants Asia Pte., Ltd.	Singapore
Pizza Hut Restaurants China-India Pte. Ltd.	Singapore
Pizza Hut, LLC	Delaware
Pizza Pete Franchising LLC	Delaware
QuikOrder, LLC	Delaware
Restaurant Concepts LLC	Delaware
Restaurant Holdings Limited	United Kingdom
Southern Fast Foods Limited	United Kingdom
Suffolk Fast Foods Limited	United Kingdom
Taco Bell Cantina Corp.	Delaware
Taco Bell Corp	California
Taco Bell Franchise Holder 1, LLC	Delaware
Taco Bell Franchisor Holdings, LLC	Delaware
Taco Bell Franchisor, LLC	Delaware
Taco Bell Funding, LLC	Delaware
Taco Bell IP Holder, LLC	Delaware
Taco Bell of America, LLC	Delaware
Taco Bell Restaurants Asia Pte., Ltd.	Singapore
Taco Bell Restaurants China-India Pte. Ltd.	Singapore
TB APAC B.V.	Netherlands
TB Asia LLC	Delaware
TB Asia S.à r.l.	Luxembourg
TB Canada Company	Canada
TB Cantina, LLC	Delaware
TB Global Holdings, Inc.	Delaware
TB International Holdings II S.à r.l.	Luxembourg
TB North America S.à r.l.	Luxembourg
TB YFI Holdco S.à r.l.	Luxembourg
TB Yum! Franchise I LP	Canada (Alberta)
TBA Services, LLC	Delaware
Tricon Global Restaurants, Inc.	North Carolina
Versailles Resto S.A.S.	France
YA Company One Pty. Ltd.	Australia
YCH S.a.r.l.	Luxembourg
YEB Holdings LLC	Delaware
YEB III LLC	Delaware
YRH Holdco Limited	United Kingdom
YRI China Franchising S.à r.l. f/k/a Yum! Finance Holdings V S.a.r.l	Luxembourg
YRI China Holdings B.V.	Netherlands
YRI China Licensing LLC	Delaware
YRI Europe S.a.r.l.	Luxembourg
YRI Global Liquidity S.a.r.l.	Luxembourg
YRI Investment Company S.a.r.l.	Luxembourg
Yum Cyprus Limited	Cyprus
Yum Restaurant Services Group, LLC	Delaware
Yum! Asia Franchise Pte Ltd	Singapore
Yum! Asia Holdings S.a.r.l	Luxembourg
Yum! Australia Equipment Pty. Ltd.	Australia
Yum! Brands Mexico Holdings II LLC	Delaware
YUM! Finance Holdings l Sarl	Luxembourg
Yum! Franchise de Mexico, S.a.r.l.	Luxembourg

Yum! Franchise II LLP	United Kingdom
Yum! III (UK) Limited	United Kingdom
Yum! International Finance Company S.a.r.l.	Luxembourg
Yum! International Participations LLC	Delaware
Yum! KFC Australia Holdings I LLC	Delaware
Yum! KFC Australia Holdings II LLC	Delaware
Yum! Luxembourg Investments LLC	Delaware
Yum! Operations China S.à r.l. f/k/a Yum! International Finance II S.a.r.l.	Luxembourg
Yum! PH Australia Holdings I LLC	Delaware
Yum! PH Australia Holdings II LLC	Delaware
Yum! Restaurant Holdings	United Kingdom
Yum! Restaurantes do Brasil Ltda.	Brazil
Yum! Restaurants (India) Private Limited	India
Yum! Restaurants (NZ) Ltd.	New Zealand
Yum! Restaurants Asia Pte. Ltd.	Singapore
Yum! Restaurants Australia Pty Limited	Australia
Yum! Restaurants Europe Limited	United Kingdom
Yum! Restaurants Germany GmbH	Germany
Yum! Restaurants International (MENAPAK) Co. S.P.C.	Bahrain
Yum! Restaurants International (Thailand) Co., Ltd.	Thailand
Yum! Restaurants International Holdings, LLC	Delaware
Yum! Restaurants International Limited	United Kingdom
Yum! Restaurants International Ltd. & Co. Kommanditgesellschaft	Germany
Yum! Restaurants International Management LLC	Delaware
YUM! Restaurants International MENAPAK Consulting FZE.	U.A.E.
Yum! Restaurants International Russia and CIS LLC	Russian Federation
Yum! Restaurants International Russia LLC	Russian Federation
Yum! Restaurants International, Inc.	Delaware
Yum! Restaurants International, S de RL de CV	Mexico
Yum! Restaurants Limited	United Kingdom
Yum! Restaurants Marketing Private Limited	India
Yumsop Pty Limited	Australia